Exhibit 99.1

Contact:	Robert Emmers
Anita-Marie Laurie
Sitrick And Company
310-788-2850

Kimball Hill to Exit Housing Market in Florida;

Projects Currently under Construction Will be Completed

Chicago, IL — February 27, 2008 — Kimball Hill Homes today announced two actions it is taking as part of its strategy to reposition its business in light of the continuing challenges faced by the housing industry.

The Company said it will be exiting the Florida housing market.  All homes currently under construction in Florida will be completed and delivered by December 31, 2008. In addition, the Company said it is reducing the workforce at its corporate offices in Rolling Meadows, IL and other locations by 75 positions this week.

“Over the course of the next 10 months we will be winding down our Florida homebuilding operations in an orderly manner and fulfilling all of our obligations to existing customers, including the delivery of all homes currently under construction,” Chief Executive Officer Kenneth Love said.  “Customers already living in a Kimball Hill Home will continue to have the peace of mind our warranties provide.”

“These are not decisions we made lightly,” added Mr. Love. “While winding down our operations in Florida and bringing staff levels in line with current market conditions will allow us to strengthen our Company, we recognize and deeply regret the impact this action will have on our associates, who have worked so hard and contributed so much.” Mr. Love said that the Company will provide both severance and outplacement assistance to associates whose positions will be eliminated.

Mr. Love noted that Florida in particular has been heavily impacted by the downturn in the housing market, severe challenges in the credit and mortgage markets, diminished consumer confidence, increased home inventories and foreclosures, and downward pressure on home prices. The Company determined, after careful evaluation, that it could not compete profitably in Florida given current market conditions and that it was therefore in the best interests of the Company to focus its resources in its remaining markets in Illinois, Texas, Nevada and California, Mr. Love added.

Kimball Hill Homes, a recognized leader in the building industry and winner of numerous awards for design and quality, has been building on the Hill family tradition since 1939. Based in Rolling Meadows, IL, the company currently builds in various markets in 5 states: Texas, Florida, Illinois, Nevada and California. For more information about the company, visit their award-winning web site at www.kimballhillhomes.com.

Forward Looking Statement:

Certain statements included in this announcement contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements represent our current expectations of forecasts of future events, and no assurance can be given that the results described in this announcement will be achieved.  You can identify these forward-looking statements by the fact that they do not relate strictly to historic or current facts.  They use words such as “anticipate”, “believe”, “estimate”, “expect”, “forecast”, “goal”, “intend”, “objective”, “plan”, “projection”, “seek”, “strategy”, or other words and terms of similar meaning.  Any or all of the forward-looking statements included in this announcement and in any other of our reports or public statements may not approximate actual experience, and the expectations derived from them may not be realized, due to known, or unknown risks and uncertainties.  Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements.  These factors include those items described in the following Item in Our Annual Report on Form 10-K:  Item 1, “Business”, Item 1A, “Risk Factors”, and Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.  You should understand that it is not possible to predict or identify all such factors.  Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.  If any one or more of the assumptions underlying our forward-looking statements proves incorrect, then the company’s actual results, performance, or achievements could differ materially from those expressed in or implied by the forward-looking statements contained in the announcement.  Therefore, we caution you not to place undue reliance on these forward-looking statements.  We do not undertake any obligation or duty to update forward-looking statements.